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                                                                   Exhibit 4.1


                             SECOND AMENDMENT TO AMENDED
                             AND RESTATED CREDIT AGREEMENT

    THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT"), dated as of March 31, 1997, is entered into among Crown Pacific Limited Partnership, a Delaware limited partnership (the "COMPANY"), the several financial institutions from time to time party to the Credit Agreement referred to below (collectively, the "BANKS"; individually, a "BANK"), Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "AGENT"), and ABN AMRO Bank, N.V. and Societe Generale, as co-agents for the Banks (in such capacity, the "CO-AGENTS").


                                       RECITALS

    WHEREAS, the Company, the Banks, the Co-Agents and the Agent are parties to an Amended and Restated Credit Agreement dated as of July 31, 1996 (as amended by First Amendment to the Amended and Restated Credit Agreement dated as of October 15, 1996, the "CREDIT AGREEMENT"), pursuant to which the Banks have extended certain credit facilities to the Company;

    WHEREAS, the Company, the Banks, the Co-Agents and the Agent now hereby wish to amend the Credit Agreement in certain respects, all as set forth in greater detail below;

    NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                      AGREEMENT

    1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

    2. AMENDMENTS TO SECTION 1.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended as follows:

         (a) The definition of "APPLICABLE MARGIN" is hereby amended by

              (i) deleting the Applicable Margin table set forth therein, and inserting in its stead the following Applicable Margin table:



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         Total Debt to Cash Flow Ratio at
         End of Fiscal Quarter                          Applicable Margin
         ---------------------                          -----------------

                                                   Offshore           Base
                                                  Rate Loans        Rate Loans
                                                  ----------        ----------

         Less than or equal to 2.50 to 1.00        0.6250%          0.0000%

         Greater than 2.50 to 1.00 but less        0.7500%          0.0000%
         than or equal to 3.00 to 1.00

         Greater than 3.00 to 1.00, but less       1.0000%          0.0000%
         than or equal to 3.50 to 1.00

         Greater than 3.50 to 1.00, but less       1.2500%          0.2500%
         than or equal to 4.00 to 1.00

         Greater than 4.00 to 1.00                 1.7500%          0.7500%


         AND

              (ii) deleting the clause "thus, if the Applicable Margin had previously been 1.5% for Offshore Rate Loans and 0.5% for Base Rate Loans, a failure to deliver quarterly financials by the first day of the next fiscal quarter would cause the Applicable Margin to be 2.0% and 1.0%, respectively, until such delivery," and by inserting in its stead the clause "thus, if the Applicable Margin had previously been 1.25% for Offshore Rate Loans and 0.25% for Base Rate Loans, a failure to deliver quarterly financials by the first day of the next fiscal quarter would cause the Applicable Margin to be 1.75% and 0.75%, respectively, until such delivery."

         (b) The definition of "COMMITMENT FEE PERCENTAGE" is hereby amended by

              (i) deleting the Commitment Fee table set forth therein, and inserting in its stead the following Commitment Fee table:


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         Total Debt to Cash Flow Ratio
         at End of Fiscal Quarter                         Commitment Fee
         ------------------------                         --------------

         Less than or equal to 2.50 to 1.00                   0.225%

         Greater than 2.50 to 1.00 but less than or           0.250%
         equal to 3.00 to 1.00

         Greater than 3.00 to 1.00, but less than or         0.300%
         equal to 3.50 to 1.00

         Greater than 3.50 to 1.00, but less than or         0.350%
         equal to 4.00 to 1.00

         Greater than 4.00 to 1.00                           0.450%

         AND

              (ii) deleting the clause "thus, if the Commitment Fee Percentage had previously been 0.45%, a failure to deliver quarterly financials by the first day of the next fiscal quarter would cause the Commitment Fee Percentage to be 0.50% until such delivery," and by inserting in its stead the clause "thus, if the Commitment Fee Percentage had previously been 0.350%, a failure to deliver quarterly financials by the first day of the next fiscal quarter would cause the Commitment Fee Percentage to be 0.450% until such delivery."

    3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent, the Co-Agents and the Banks as follows:

         (a) No Default or Event of Default has occurred and is continuing.

         (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary partnership and corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, without defense, counterclaim or offset.

         (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date).


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         (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent, any of the Co-Agents, any Banks or any other Person.

    4. EFFECTIVE DATE. This Amendment will become effective on the date that the Agent has received from the Company and each of the Banks a duly executed original of this Amendment.

    5. RESERVATION OF RIGHTS. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar amendments under the same or similar circumstances in the future.

    6.  MISCELLANEOUS.

         (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein and in the other Loan Documents to the Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

         (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

         (c) This Amendment shall be governed by, and construed in accordance with, the law of the State of California; provided, however, that the Agent and the Banks shall retain all rights arising under federal law.

         (d) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts taken together shall be deemed to constitute but one and the same instrument.

         (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto.

         (f) If any term of provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, or the Credit Agreement, respectively.

         (g) The Company covenants to pay to or reimburse the Agent, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.


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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                       CROWN PACIFIC LIMITED PARTNERSHIP, a
                                       Delaware limited partnership

                                       By:  CROWN PACIFIC MANAGEMENT
                                            LIMITED PARTNERSHIP, a Delaware
                                            limited partnership,
                                            its general partner


                                            By:     /s/ Richard D. Snyder
                                                    ----------------------------

                                            Title:  Vice President and Chief
                                                    ----------------------------
                                                           Financial Officer


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Agent


                                       By:    /s/
                                              ---------------------------------

                                       Title: Vice President
                                              ---------------------------------

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as a Bank


                                       By:    /s/ Michael Balok
                                              ---------------------------------
                                              Michael Balok

                                       Title: Managing Director
                                              ---------------------------------


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                                       ABN AMRO BANK N.V., as Co-Agent and as a
                                       Bank


                                            By:    /s/ David McGinnis
                                                   ----------------------------
                                                   David McGinnis

                                            Title: Vice President
                                                   ----------------------------


                                            By:    /s/ Paul S. Fause
                                                   ----------------------------
                                                   Paul S. Fause

                                            Title: Vice President-Trade Finance
                                                   ----------------------------


                                       SOCIETE GENERALE, as Co-Agent and as a
                                       Bank


                                       By:    /s/ J. Blaine Shaum
                                              ---------------------------------
                                              J. Blaine Shaum

                                       Title: Regional Manager
                                              ---------------------------------



                                       BANK OF MONTREAL


                                       By:    /s/ Bill R. Grieve
                                              ---------------------------------
                                              Bill R. Grieve

                                       Title: Managing Director
                                              ---------------------------------


                                       THE BANK OF NOVA SCOTIA


                                       By:    /s/
                                              ---------------------------------
                                       Title: Officer
                                              ---------------------------------


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                                       BANQUE PARIBAS


                                       By:    /s/
                                              ---------------------------------

                                       Title: Vice President
                                              ---------------------------------


                                       By:    /s/ Lee S. Buckner
                                              ---------------------------------

                                       Title: Group Vice President
                                              ---------------------------------


                                       UNION BANK OF CALIFORNIA, N.A.


                                       By:    /s/
                                              ---------------------------------

                                       Title: Vice President
                                              ---------------------------------


                                       KEY BANK OF WASHINGTON


                                       By:    /s/
                                              ---------------------------------

                                       Title: Senior Vice President
                                              ---------------------------------


                                       WELLS FARGO BANK, N.A.


                                       By:    /s/
                                              ---------------------------------

                                       Title: Officer
                                              ---------------------------------



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